Release Date:  May 18, 2005         Contact:  Craig A. Creaturo
                                              Chief Financial
                                              Officer and Treasurer
                                              (724) 352-4455
                                              ccreaturo@ii-vi.com
                                              Homepage:  www.ii-vi.com





                           II-VI INCORPORATED
                   ANNOUNCES SHARE REPURCHASE PROGRAM

PITTSBURGH, PA., May 18, 2005 -- II-VI Incorporated (NASDAQ NMS: IIVI) announced today that its Board of Directors has authorized the Company to purchase up to 500,000 shares of its Common Stock, representing approximately 1.7 % of the Company's 29,161,254 total outstanding shares. The purchases, which will be made in the open market or in privately negotiated transactions as permitted by Securities Exchange Act Rule 10b-18, could begin immediately and may occur from time to time in the future, and the Company may suspend or discontinue this purchase program at any time. Shares purchased by the Company will be retained as treasury stock and will be available for general corporate purposes. The Company expects the repurchase of shares to at least partially offset the dilutive effect of the issuance of shares from the Company's stock option plan. The Company will finance the repurchases from cash-on-hand and amounts available under the Company's existing credit facility.

Carl J. Johnson, chairman and chief executive officer of II-VI
Incorporated said, "The Board's decision to implement a share repurchase program reflects their belief in the Company's direction and performance and its desire to enhance shareholder value."

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma ray instrumentation. The Company's infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name and used primarily in CO2 lasers. The Company's near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company's VLOC subsidiary. The Company's military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company's Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company's Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufacturers thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.
The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the Company's ability to successfully integrate Marlow's operations into the Company's organization and to realize synergies in material growth and utilization of our worldwide manufacturing and distribution networks (ii) the failure of any one or more of the assumptions stated above to prove to be correct; (iii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004;
(iv) purchasing patterns from customers and end-users; (v) timely release of new products, and acceptance of such new products by the market; (vi) the introduction of new products by competitors and other competitive responses; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

                                 # # # #